PROSPECTUS SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-225551 Dated November 1, 2018 (To Prospectus dated October 31, 2018 and Product Supplement dated October 31, 2018)

UBS AG Trigger Yield Optimization Notes

Linked to the common stock or American depositary receipts of a specific company or the shares of a specific exchange traded fund

Investment Description

UBS AG Trigger Yield Optimization Notes (the “Notes”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to the common stock or American depositary receipts of a specific company or the shares of an exchange traded fund (the “underlying asset”). The applicable terms of an offering of Notes will be specified in the relevant final terms supplement you receive from your financial advisor. The general terms are as follows:

♦	Unless otherwise specified in the relevant final terms supplement, the issue price of each Note will equal the closing price of the underlying asset on the trade date (the “initial price”). The issue price of each Note and the initial price of the underlying asset will be specified in the relevant final terms supplement for your Notes.
♦	UBS will pay you coupons in periodic installments regardless of the performance of the underlying asset. The frequency of the coupon payments, the coupon rate and the coupon payment dates will be specified in the relevant final terms supplement for your Notes.
♦	At maturity, UBS will either pay you the principal amount per Note or, if the closing price of the underlying asset on the final valuation date (the “final price”) is less than the trigger price specified in the relevant final terms supplement, UBS will deliver to you one share of the underlying asset for each of your Notes (subject to adjustments in the case of certain Antidilution or reorganization events described in the accompanying product supplement under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”). In this scenario, the shares of the underlying asset that will be delivered to you are expected to be worth significantly less than the principal amount of your Notes and may have no value at all.

Investing in the Notes involves significant risks. You may lose a significant portion or all of your initial investment. In exchange for receiving a coupon on the Notes, you are accepting the risk of receiving shares of the underlying asset that are worth significantly less than your principal amount and the credit risk of UBS for all payments under the Notes. Generally, the higher the coupon rate on a Note, the greater the risk of loss on that Note. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment or delivery on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

Features
❑	Income: Regardless of the performance of the underlying asset, UBS will pay you coupons in periodic installments as specified in the relevant final terms supplement for your Notes. In exchange for receiving the coupons on the Notes, you are accepting the risk of receiving shares of the underlying asset at maturity that are worth significantly less than your principal amount and may be zero.
❑	Contingent Repayment of Principal Amount at Maturity: If the closing price of the underlying asset is equal to or greater than the trigger price on the final valuation date, UBS will pay you the principal amount per Note at maturity and you will not participate in any appreciation or decline in the value of the underlying asset. If the final price of the underlying asset is less than the trigger price on the final valuation date, UBS will deliver to you one share of the underlying asset at maturity for each of your Notes, which is expected to be worth significantly less than your principal amount and may have no value at all. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment or delivery on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS.

Notice to investors: the Notes are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Notes at maturity, and the Notes may have the same downside market risk as the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Notes if you do not understand or are not comfortable with the significant risks involved in investing in the Notes.

You should carefully consider the risks described under “Key Risks” beginning on page 3 and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement before purchasing any Notes. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Notes. You may lose a significant portion or all of your initial investment in the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network.

Note Offering

This prospectus supplement describes the general terms of Notes that we may offer. The applicable terms of any offering of Notes will be specified in the relevant final terms supplement you receive from your financial advisor.

The estimated initial value of the Notes as of the trade date will be specified in the relevant final terms supplement for each offering of the Notes. The estimated initial value of the Notes will be determined on the date of the relevant final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” beginning on pages 3 and 4 of this prospectus supplement.

See “Additional Information about UBS and the Notes” on page ii. The Notes will have the terms set forth in the accompanying product supplement relating to the Notes, the accompanying prospectus, this prospectus supplement, and the relevant final terms supplement for your Notes generated when the trade is placed on the trade date.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Financial Services Inc.	UBS Investment Bank

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Additional Information About UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Notes) with the Securities and Exchange Commission (the “SEC”), for each offering for which this prospectus supplement will relate. Before you invest, you should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and the potential offerings. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦ Market-Linked Securities product supplement dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000091412118002085/ub47016353-424b2.htm
♦ Prospectus dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm
This prospectus supplement describes the terms that will apply generally to the Notes. On the trade date, UBS AG will prepare a final terms supplement. The final terms supplement will specify the final economic terms for that issuance of the Notes, including the estimated initial value, and will indicate the identity of the underlying asset and any changes to the general terms specified herein. Attached as Annex A to this prospectus supplement is a form of the final terms supplement which you will receive after the trade is executed on the trade date. You will also receive a preliminary terms supplement in much the same form, except providing indicative ranges for the estimated initial value of the Notes and for either the trigger price or coupon rate depending on your selection of terms. Any final terms supplement should be read in connection with this prospectus supplement, the accompanying product supplement and the accompanying prospectus.
References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Yield Optimization Notes” or the “Notes” refer to the Notes that are offered hereby. Also, references to the “accompanying product supplement” mean the UBS product supplement, dated October 31, 2018, and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants,” dated October 31, 2018.
UBS reserves the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

Table of Contents

Prospectus Supplement
Investor Suitability	1
Summary Terms	2
Investment Timeline	2
Key Risks	3
Hypothetical Examples and Return Table	8
What are the Tax Consequences of the Notes?	10
Information about the Underlying Asset	13
Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)	14

Annex A - Form of Final Terms Supplement	A-1

Annex B - UBS Equity Investor – Investment Guide	B-1

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Investor Suitability

The Notes may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.
♦	You can tolerate a loss of all or a significant portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying asset.
♦	You believe that the final price of the underlying asset is not likely to be less than the trigger price and, if it is, you can tolerate receiving shares of the underlying asset at maturity worth less than your principal amount or that may have no value at all.
♦	You understand and accept that you will not participate in any appreciation in the price of the underlying asset and that your return at maturity is limited to the coupons paid on the Notes.
♦	You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the price of the underlying asset.
♦	You would not be willing to invest in the Notes based on the coupon rate range and the trigger price that will be specified in the relevant preliminary terms supplement even if any such term with a range was set to the least favorable end of that range.
♦	You are willing and able to hold the Notes to maturity, and accept that there may be little or no secondary market for the Notes.
♦	You understand and accept the market risk associated with the Securities and will understand and be willing to accept the risks associated with the underlying asset that will be specified in the relevant preliminary terms supplement.
♦	You are willing to assume the credit risk of UBS for all payments under the Notes, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
♦	You understand that the estimated initial value of the Notes determined by our internal pricing models will be lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Notes, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Notes may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.
♦	You require an investment designed to provide a full return of principal at maturity.
♦	You cannot tolerate a loss of all or a significant portion of your initial investment, or you are not willing to make an investment that may have the same downside market risk as an investment in the underlying asset.
♦	You believe the final price of the underlying asset is likely to be less than the trigger price, which could result in a total loss of your initial investment.
♦	You cannot tolerate receiving shares of the underlying asset at maturity worth less than your principal amount or that may have no value at all.
♦	You seek an investment that participates in the full appreciation in the price of the underlying asset or that has unlimited return potential.
♦	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the price of the underlying asset.
♦	You would be unwilling to invest in the Notes based on the coupon rate or the trigger price that will be specified in the relevant preliminary terms supplement or if any such term with a range was set to the least favorable end of that range.
♦	You are unable or unwilling to hold the Notes to maturity or seek an investment for which there will be an active secondary market.
♦	You do not understand or do not accept the market risk associated with the Securities, or do not understand or will be unwilling to accept the risks associated with the underlying asset that will be specified in the relevant preliminary terms supplement.
♦	You are not willing to assume the credit risk of UBS for all payments under the Notes, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should review “Information About the Underlying Asset” In the relevant preliminary terms supplement for more information on the underlying asset. You should also review carefully the “Key Risks” section in this prospectus supplement as well as the “Key Risks” section in the relevant final terms supplement for risks related to an investment in the Notes.

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Summary Terms for Each Offering of the Notes
Issuer	UBS AG
Booking branch	London Branch
Issue Price per Note	Unless otherwise specified in the relevant final terms supplement, equal to the initial price of the underlying asset.
Principal Amount per Note	Unless otherwise specified in the relevant final terms supplement, equal to the initial price of the underlying asset.
Term	As specified in the relevant final terms supplement.
Underlying Asset	The common stock or American depositary receipts (“ADRs”) of a specific company or the shares of a specific exchange traded fund (“ETF”), as specified in the relevant final terms supplement.
Coupon Payments	UBS AG will pay interest on the principal amount of the Notes in periodic installments regardless of the performance of the underlying asset, as specified in the relevant final terms supplement for the Notes. Each payment of interest due on a coupon payment date or on the maturity date, as the case may be, will include interest accrued from the last date to which interest has been paid or made available for payment (or the settlement date in the case of the first coupon payment date) to the relevant coupon payment date without adjustment in the case of a postponement. UBS will compute interest on the Notes on the basis of a 360-day year of twelve 30-day months.
Coupon Rate	The Notes will bear interest at a per annum rate as specified in the final terms supplement.
Payment at Maturity (per Note)

If the final price of the underlying asset is equal to or greater than the trigger price, UBS will pay you an amount in cash equal to:

Principal Amount.

If the final price of the underlying asset is less than the trigger price, UBS will deliver to you:

One Share of the underlying asset.(2)

In this scenario, the share of the underlying asset that will be delivered to you is expected to be worth significantly less than the principal amount of your Note and may have no value at all. UBS will pay cash in lieu of delivering any fractional shares.

Initial Price(1)	Unless otherwise specified in the relevant final terms supplement, the closing price of the underlying asset on the trade date.
Trigger Price(1)(2)	A specified price of the underlying asset that is less than the initial price, equal to a percentage of the initial price, which will be specified in the relevant final terms supplement.
Final Price(1)	The closing price of the underlying asset on the final valuation date.
Trade Date	As specified in the relevant final terms supplement, or if that day is not a trading day, the next following trading day.
Settlement Date	Unless otherwise specified in the relevant final terms supplement, 2 business days following the trade date.
Final Valuation Date	As specified in the relevant final terms supplement, or if that day is not a trading day, the next following trading day, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Maturity Date	Unless otherwise specified in the relevant final terms supplement, 3 business days following the final valuation date, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Coupon Payment Dates	As specified in the relevant final terms supplement, provided that if such day is not a business day, the relevant coupon payment date will be the first following business day unless that day falls in the next calendar month, in which case the relevant coupon payment date will be the first preceding business day.
CUSIP / ISIN / Valoren	Each, as specified in the relevant final terms supplement.

(1) As determined by the calculation agent.

(2) as may be adjusted in the case of certain antidilution and reorganization events, as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset ” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Investment Timeline

Trade Date	The initial price of the underlying asset is observed and the final terms of the Notes are set.
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Coupon Payment Dates	UBS pays the applicable coupon.
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Maturity Date

The final price of the underlying asset is determined on the final valuation date.

If the final price is equal to or greater than the trigger price, UBS will pay you an amount in cash per Note equal to the principal amount.

If the final price is less than the trigger price, UBS will deliver to you one share of the underlying asset per Note (subject to adjustments in the case of certain corporate events, as described in the accompanying product supplement).

In this scenario, the share of the underlying asset that will be delivered to you is expected to be worth significantly less than the principal amount and may have no value at all. UBS will pay cash in lieu of delivering any fractional shares.

Investing in the Notes involves significant risks. You may lose a significant portion or all of your initial investment. Any payment or delivery on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

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Key Risks

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing in the underlying asset. Some of the key risks that apply to the Notes are summarized here, but we urge you to read the “Key Risks” section in the relevant preliminary terms supplement and the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

♦	Risk of loss at maturity — The Notes differ from ordinary debt securities in that UBS will not necessarily pay the principal amount of the Notes at maturity. If the final price of the underlying asset is less than the trigger price, UBS will deliver to you one share of the underlying asset at maturity for each Note that you own instead of the principal amount in cash. If you receive shares of the underlying asset at maturity, the value of the shares you receive is expected to be significantly less than the principal amount of the Notes or may have no value at all.
♦	The contingent repayment of principal applies only at maturity — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current underlying asset price is equal to or greater than the trigger price. The contingent repayment of principal on the Notes applies only if you hold your Notes to maturity.
♦	Your return on the Notes is limited to the coupons paid on the Notes — You will not participate in any appreciation of the underlying asset and your return on the Notes will be limited to the coupon payments. If the closing price of the underlying asset on the final valuation date is equal to or greater than the trigger price, UBS will pay you the principal amount of your Notes in cash at maturity and you will not participate in any appreciation in the price of the underlying asset even though you risked being subject to the decline in the price of the underlying asset. If the closing price of the underlying asset on the final valuation date is less than the trigger price, UBS will deliver to you shares of the underlying asset at maturity which will be worth less than the trigger price as of the final valuation date and are expected to be worth less than the principal amount as of the maturity date. Therefore, your return on the Notes as of the maturity date is expected to be limited to the coupons paid on the Notes and may be less than the return would be on a direct investment in the underlying asset.
♦	A higher coupon rate or lower trigger price may reflect greater expected volatility of the underlying asset, and greater expected volatility generally indicates an increased risk of loss at maturity — The economic terms for the Notes, including the coupon rate and trigger price, are based, in part, on the expected volatility of the underlying asset at the time the terms of the Notes are set. “Volatility” refers to the frequency and magnitude of changes in the price of the underlying asset. Greater expected volatility with respect to the underlying asset reflects a higher expectation as of the trade date that the final price could be less than its trigger price on the final valuation date and, as a consequence, indicates an increased risk of loss. All things being equal, this greater expected volatility will generally be reflected in a higher coupon rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities, and/or a lower trigger price than those terms on otherwise comparable securities. Therefore, a relatively higher coupon rate may indicate an increased risk of loss. Further, a relatively lower trigger price may not necessarily indicate that the Notes have a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of the underlying asset and the potential to lose a significant portion or all of your initial investment.
♦	Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.
♦	Market risk — The price of the underlying asset can rise or fall sharply due to factors specific to that underlying asset and (i) in the case of common stock or ADRs, its issuer (the “underlying asset issuer”) or (ii) in the case of an ETF, the securities, futures contracts or physical commodities constituting the assets of that underlying asset (the “underlying constituents”). These factors include price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Notes, should make your own investigation into the underlying asset issuer and the underlying asset for your Notes. For additional information regarding the underlying asset issuer, please see “Information About the Underlying Asset” in the relevant preliminary terms supplement and the underlying asset issuer’s SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.
♦	Fair value considerations.
o	The issue price you pay for the Notes will exceed their estimated initial value — The issue price you pay for the Notes will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Notes by reference to our internal pricing models and it will be set forth in the relevant final terms supplement. The pricing models used to determine the estimated initial value of the Notes incorporate certain variables, including the price, volatility and any expected dividends on the underlying asset, prevailing interest rates, the term of the Notes and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Notes to you. Due to these factors, the estimated initial value of the Notes as of the trade date will be less than the issue price you pay for the Notes.

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o	The estimated initial value is a theoretical price; the actual price that you may be able to sell your Notes in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Notes at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Notes in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Notes determined by reference to our internal pricing models. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Notes as of the trade date — We may determine the economic terms of the Notes, as well as hedge our obligations, at least in part, prior to pricing the Notes on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Notes cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Notes as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Notes.
♦	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the Notes — The Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. If you are able to sell your Notes prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Notes will develop. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.
o	The price at which UBS Securities LLC and its affiliates may offer to buy the Notes in the secondary market (if any) may be greater than UBS’ valuation of the Notes at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Notes, UBS Securities LLC or its affiliates may offer to buy or sell such Notes at a price that exceeds (i) our valuation of the Notes at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Notes following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” in the relevant final terms supplement. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Notes, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Notes. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
o	Economic and market factors affecting the terms and market price of Notes prior to maturity — Because structured notes, including the Notes, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Notes at issuance and the market price of the Notes prior to maturity. These factors include the level of the underlying asset; the volatility of the underlying asset; any dividends paid on the underlying asset, if applicable; the time remaining to the maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS; the then current bid-ask spread for the Notes and the factors discussed under "- Potential conflict of interest" below. These and other factors are unpredictable and interrelated and may offset or magnify each other.
o	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Notes in any secondary market.

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♦	Owning the Notes is not the same as owning the underlying asset or underlying constituents, as applicable — The return on your Notes may not reflect the return you would realize if you actually owned the underlying asset or underlying constituents comprising the underlying asset, as applicable. For instance, the underlying asset may appreciate substantially during the term of your Notes and you will not participate in such appreciation. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of your Notes and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Notes, if any. In addition, as an owner of the Notes, you will not have voting rights or any other rights that a holder of the underlying asset or the underlying constituents, as applicable, may have.
♦	No assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the price of the underlying asset will rise or fall. There can be no assurance that the underlying asset will not appreciate by more than the coupons paid on the Notes or that the closing price will not be less than the trigger price on the final valuation date. The price of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying asset. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and the risk of losing a significant portion or all of your initial investment.
♦	The Notes may be subject to exchange rate risk — The underlying asset of the Notes may be (1) the ADRs of a non-U.S. company, which are quoted and traded in U.S. dollars, but represent a non-U.S. stock that is quoted and traded in a non-U.S. currency and that may trade differently from the ADRs, (2) substituted or replaced by another underlying asset that is quoted and traded in a non-U.S. currency; or (3) an ETF that invests in underlying constituents that are quoted and traded in a non-U.S. currency. Holders of these Notes will be exposed to currency exchange rate risks with respect to the currencies in which such assets trade. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Notes linked to these assets.
♦	The Notes may be subject to risks associated with non-U.S. securities markets — The underlying asset of the Notes may be the (1) common stock of a non-U.S. company that is listed on a U.S. exchange, (2) the ADRs of a non-U.S. company or (3) an ETF that invests in non-U.S. securities. An investment in the Notes linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. companies. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the non-U.S. issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, international markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
♦	The Notes may be subject to risks associated with emerging market companies — The underlying asset of the Notes may be the (1) common stock of a company organized in an emerging market country that is listed on a U.S. exchange, (2) the ADRs of a company organized in an emerging market country or (3) an ETF that invests in securities of companies organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Notes may be susceptible, before making a decision to invest in the Notes.
♦	There are important differences between the ADRs and the ordinary shares of a non-U.S. company — The underlying asset of the Notes may be the ADRs of a non-U.S. company. There are important differences between the rights of holders of ADRs and the rights of holders of the ordinary shares. The ADRs are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. company, and holders of the ADRs, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and the rights of holders of the ordinary shares of the non-U.S. company may be significant and may materially and adversely affect the value of the ADRs and, as a result, the value of, and any amounts payable on, your Notes.
♦	The value of an ETF underlying asset may not completely track the value of the target index — The underlying asset may be an ETF. Such underlying asset may be designed and intended to track the level of a specific index (a “target index”), but various factors, including fees and other transaction costs, may prevent the underlying asset from correlating exactly with changes in the level of such target index. Accordingly, the performance of the underlying asset may not be equal to the performance of its target index during the term of the Notes.

5

♦	The value of an ETF underlying asset may not completely track the value of its underlying constituents — The underlying asset may be an ETF, and although the trading characteristics and valuations of such underlying asset will usually mirror the characteristics and valuations of its underlying constituents, its value may not completely track the value of such underlying constituents. The value of the underlying asset will reflect transaction costs and fees that the underlying constituents in which that ETF invests do not have. In addition, although the underlying asset may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying asset or that there will be liquidity in the trading market.
♦	Fluctuation of the net asset value (“NAV”) — The underlying asset of the Notes may be an ETF. The NAV of an ETF may fluctuate with changes in the market value of such ETF’s underlying constituents. The market prices of the underlying asset may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. Furthermore, the underlying constituents may be unavailable in the secondary market during periods of market volatility, which make it difficult for market participants to accurately calculate the intraday NAV per share of the underlying asset and may adversely affect the liquidity and prices of the underlying asset, perhaps significantly. For any of these reasons, the market price of the underlying asset may differ from its NAV per share; the underlying asset may trade at, above or below its NAV per share.
♦	An ETF underlying asset will likely utilize a passive indexing investment approach — The underlying asset of the Notes may be an ETF. Generally, ETFs are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, if an ETF utilizes a “passive” or indexing investment approach, it will attempt to approximate the investment performance of its target index by investing in a portfolio of stocks that generally replicate such index. Therefore, unless a specific stock is removed from such index, the ETF generally would not sell a stock because the stock’s issuer was in financial trouble. In addition, ETFs are each subject to the risk that the investment strategy of their respective investment advisers may not produce the intended results.
♦	There is no affiliation between the underlying asset issuer, or for Notes linked to ETFs, the issuers of the constituent stocks comprising the underlying asset (the “underlying asset constituent stock issuers”), and UBS, and UBS is not responsible for any disclosure by such issuer(s) — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or, if applicable, any underlying asset constituent stock issuers. However, unless otherwise specified in the relevant final terms supplement we are not affiliated with the underlying asset issuer or any underlying asset constituent stock issuers and are not responsible for such issuer's public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Notes, should make your own investigation into the underlying asset issuer or, if applicable, each underlying asset constituent stock issuer. Neither the underlying asset issuer nor any underlying asset constituent stock issuer is involved in the Notes offered hereby in any way and has no obligation of any sort with respect to your Notes. Such issuer(s) have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of, and any amounts payable on, your Notes.
♦	The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — The calculation agent may adjust the amount payable at maturity by adjusting the trigger price, the number of shares and/or the final price of the underlying asset that may be delivered for certain corporate events affecting the underlying asset. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying asset. If an event occurs that does not require the calculation agent to adjust the number of shares, trigger price and/or the final price of the underlying asset that may be delivered at maturity, the market value of your Notes and the payment at maturity may be materially and adversely affected. In the case of common stock or ADRs, following certain corporate events relating to the underlying asset issuer where the issuer is not the surviving entity, the amount of cash or stock you receive at maturity may be based on the common stock or ADRs of a successor to the underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such corporate event. Additionally, if the underlying asset issuer becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates or (iii) an underlying asset is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on the common stock issued by another company. In the case of an ETF, following a delisting, suspension from trading or if an ETF is discontinued, the amount you receive at maturity may be based on a share of another ETF. The occurrence of these antidlution and reorganization events and the consequent adjustments may materially and adversely affect the value of, and any amounts payable on, the Notes. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement. Regardless of the occurrence of one or more dilution or reorganization events, you should note that at maturity UBS will pay you an amount in cash equal to your principal amount, unless the final price of the underlying asset is less than the trigger price (as such trigger price may be adjusted by the calculation agent upon occurrence of one or more such events). Regardless of any of the events discussed above, any payment or delivery on the Notes is subject to the creditworthiness of UBS.
♦	Potential UBS impact on the market price of the underlying asset or any underlying constituent, as applicable— Trading or transactions by UBS or its affiliates in the underlying asset, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying asset may adversely affect the market price of the underlying asset and, therefore, the market value of, and any amounts payable on, your Notes.
♦	Potential conflict of interest — UBS and its affiliates may engage in business with the underlying asset issuer, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. The calculation agent, an affiliate of UBS, will determine whether the final price is less than the trigger price and accordingly the payment at maturity on your Notes. The calculation agent may postpone the determination of the final price and the maturity date if a market disruption event occurs and is continuing on the final valuation date and may make adjustments to the trigger price, number of shares and/or final price of the underlying asset that may be delivered to you and/or the underlying asset itself for certain corporate events affecting the underlying asset. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement. As UBS determines the economic terms of the Notes, including the coupon rate and trigger price, and such terms include the underwriting discount, hedging costs, issuance costs and projected

6

profits, the Notes represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.
♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying asset to which the Notes are linked.
♦	The Notes are not bank deposits — An investment in the Notes carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Notes have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
♦	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Notes and/or the ability of UBS to make payments thereunder — The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfil the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’s assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Notes) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’s debt and/or other obligations, including its obligations under the Notes, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Notes. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Notes) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Notes will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’s obligations under the Notes. Consequently, holders of Notes may lose all of some of their investment in the Notes. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Notes or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.
♦	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We will pay a total underwriting compensation equal to a percentage of the issue price per Note (such percentage to be specified in the relevant final terms supplement, but will not exceed 2.75%) to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Notes in the secondary market.
♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should read carefully the section below entitled “What Are the Tax Consequences of the Notes?” and the section entitled “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Investment Units Containing a Debt Instrument and a Put Option Contract” in the accompanying product supplement and consult your tax advisor about your tax situation.

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Hypothetical Examples and Return Table

Assumptions

The below examples are based on hypothetical terms. The actual terms will be set on the trade date and will be indicated on the cover of the relevant final terms supplement.

Term:	6 months
Principal amount:	$100.00 per Note (equal to the initial price of the underlying asset)
Coupon rate**:	12.00% per annum (or $1.00 per monthly period)
Total coupon payable **:	6.00% (or $6.00 per Note)
Initial price of the underlying asset:	$100.00 per share
Trigger price:	$80.00 (80% of the initial price)
Dividend yield on the underlying asset***:	0.50% (based on 1.00% per annum)
*	Actual coupon rate and terms for each Note to be specified in the relevant final terms supplement. Amounts here have been rounded for ease of analysis.
**	Coupon payments will be paid in arrears in 6 periodic installments.
***	Hypothetical dividend yield holders of the underlying asset might receive over the term of the Notes. The assumed dividend yield represents a hypothetical dividend return and is not a full annualized yield. The actual dividend yield for any underlying asset may vary from the assumed dividend yield used for purposes of the following examples. Regardless, investors in the Notes will not receive any dividends paid on the underlying asset.

Hypothetical Examples

Scenario #1: The final price of the underlying asset is not less than the trigger price of $80.00.

Since the final price of the underlying asset is not less than the trigger price of $80.00, UBS will pay you at maturity a cash payment equal to the principal amount of your Notes. This investment would outperform an investment in the underlying asset if the price appreciation of the underlying asset (plus dividends, if any) over the term of the Notes is less than 6.00%.

If the closing price of the underlying asset on the final valuation date is $100.00 (no change in the price of the underlying asset):

Payment at Maturity:	$100.00
Coupons:	$6.00	($1.00 x 6 = $6.00)
Total:	$106.00
Total Return on the Notes:	6.00%

In this example, the total return on the Notes is 6.00% while the total return on the underlying asset is 0.50% (including dividends).

If the closing price of the underlying asset on the final valuation date is $130.00 (an increase of 30%):

Payment at Maturity:	$100.00
Coupons:	$6.00	($1.00 x 6 = $6.00)
Total:	$106.00
Total Return on the Notes:	6.00%

In this example, the total return on the Notes is 6.00% while the total return on the underlying asset is 30.50% (including dividends).

If the closing price of the underlying asset on the final valuation date is $85.00 (a decline of 15%):

Payment at Maturity:	$100.00
Coupons:	$6.00	($1.00 x 6 = $6.00)
Total:	$106.00
Total Return on the Notes:	6.00%

In this example, the total return on the Notes is 6.00% while the total return on the underlying asset is a loss of 14.50% (including dividends).

Scenario #2: The final price of the underlying asset is less than the trigger price of $80.00.

Since the final price of the underlying asset is less than the trigger price of $80.00, UBS will deliver to you at maturity one share of the underlying asset for every Note you hold. The value received at maturity and the total return on the Notes at that time depends on the market price of the underlying asset on the maturity date.

If the closing price of the underlying asset on the maturity date is $45.00 (a decline of 55%):

Payment at Maturity:	$45.00
Coupons:	$6.00	($1.00 x 6 = $6.00)
Total:	$51.00
Total Return on the Notes:	-49.00%

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In this example, the total return on the Notes is a loss of 49.00% while the total return on the underlying asset is a loss of 54.50% (including dividends).

If the closing price of the underlying asset on the maturity date is $70.00 (a decline of 30%):

Payment at Maturity:	$70.00
Coupons:	$6.00	($1.00 x 6 = $6.00)
Total:	$76.00
Total Return on the Notes:	-24.00%

In this example, the total return on the Notes is a loss of 24.00% while the total return on the underlying asset is a loss of 29.50% (including dividends).

Hypothetical Return Table

Final Price(1)	Equity Price Return (2)	Total Return on the Underlying Asset (3)	Payment at Maturity on the Notes(4)	Total Coupons Paid on the Notes(5)	Total Return on the Notes at Maturity(6)
$150.00	50.00%	50.50%	$100.00	$6.00	6.00%
$145.00	45.00%	45.50%	$100.00	$6.00	6.00%
$140.00	40.00%	40.50%	$100.00	$6.00	6.00%
$135.00	35.00%	35.50%	$100.00	$6.00	6.00%
$130.00	30.00%	30.50%	$100.00	$6.00	6.00%
$125.00	25.00%	25.50%	$100.00	$6.00	6.00%
$120.00	20.00%	20.50%	$100.00	$6.00	6.00%
$115.00	15.00%	15.50%	$100.00	$6.00	6.00%
$110.00	10.00%	10.50%	$100.00	$6.00	6.00%
$105.00	5.00%	5.50%	$100.00	$6.00	6.00%
$100.00	0.00%	0.50%	$100.00	$6.00	6.00%
$95.00	-5.00%	-4.50%	$100.00	$6.00	6.00%
$90.00	-10.00%	-9.50%	$100.00	$6.00	6.00%
$85.00	-15.00%	-14.50%	$100.00	$6.00	6.00%
$80.00	-20.00%	-19.50%	$100.00	$6.00	6.00%
$75.00	-25.00%	-24.50%	$75.00	$6.00	-19.00%
$70.00	-30.00%	-29.50%	$70.00	$6.00	-24.00%
$65.00	-35.00%	-34.50%	$65.00	$6.00	-29.00%
$60.00	-40.00%	-39.50%	$60.00	$6.00	-34.00%
$50.00	-50.00%	-49.50%	$50.00	$6.00	-44.00%
$25.00	-75.00%	-74.50%	$25.00	$6.00	-69.00%
$0.00	-100.00%	-99.50%	$0.00	$6.00	-94.00%

(1)	The hypothetical final price of the underlying asset as of the final valuation date. For purposes of this table, the hypothetical final price as of the final valuation date is deemed to be the same as the hypothetical closing price of the underlying asset on the maturity date.
(2)	The hypothetical equity price return range is provided for illustrative purposes only.
(3)	The hypothetical total return on the underlying asset at maturity includes a hypothetical 0.50% cash dividend payment (based on 1.00% per annum).
(4)	The hypothetical payment or delivery of shares that UBS makes on the maturity date. If the hypothetical final price is equal to or greater than the trigger price, the payment at maturity consists of the principal amount in cash. If the hypothetical final price is less than the hypothetical trigger price, UBS will deliver at maturity one share of the underlying asset per Note (subject to antidilution and/or reorganization adjustments) which will be worth less than the trigger price as of the final valuation date and is unlikely to be worth more than the principal amount per Note as of the maturity date.
(5)	The hypothetical coupons paid on the Notes, equal to 6.00% over the term of the Notes (equivalent to 12.00% per annum).
(6)	Valued as of the maturity date.

Investors should note that, in the event that the final price is less than the trigger price, any decline in the level of the underlying asset during the period between the final valuation date and the maturity date will cause your return on the Notes to be less than the return you would have received had we instead paid you an amount in cash equal to the final price of the underlying asset.

Investing in the Notes involves significant risks. In exchange for receiving a coupon on the Notes, you are accepting the risk of receiving, at maturity, shares of the underlying asset that are expected to be worth less than your principal amount and may have no value at all.

Any payment or delivery on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

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What are the Tax Consequences of the Notes?

The U.S. federal income tax consequences of your investment in the Notes are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Tax Considerations — Securities Treated as Investment Units Containing a Debt Instrument and a Put Option Contract” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Department (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Notes, and the following discussion is not binding on the IRS.

U.S. Tax Consequences. By purchasing a Note, you and UBS hereby agree (in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary) to characterize a Note for all tax purposes as an investment unit consisting of a non-contingent debt instrument and a put option contract in respect of the underlying asset. The terms of the Notes require (in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary) that you treat your Notes for U.S. federal income tax purposes as consisting of two components:

Debt component — If the Notes have a term greater than one year, the amounts treated as interest on the debt component would be includable in income by you in accordance with your regular method of accounting for interest for U.S. federal income tax purposes. If the Notes have a term of one year or less, amounts treated as interest on the debt component would be subject to the general rules governing interest payments on short-term notes and would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers who elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Cash-basis taxpayers who do not elect to accrue interest currently would include interest into income upon receipt of such interest.

Put option component — The put option component would generally not be taxed until a taxable disposition of the Notes. At maturity, the put option component either would be taxed as a short-term capital gain if the principal amount is repaid in cash or would reduce the basis of any shares of the underlying asset you receive at maturity will be reduced by the cumulative payments on the put option component of the Notes.

Unless otherwise specified in the relevant final terms supplement, we expect our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that, based on certain factual representations received from us, it would be reasonable to treat the Notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated as a single contingent payment debt instrument, or pursuant to some other characterization, and that the timing and character of your income from the Notes could differ materially and adversely from the treatment described above, as described further under “Supplemental U.S. Tax Considerations — Securities Treated as Investment Units Containing a Debt Instrument and a Put Option Contract — Alternative Treatments”. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes.

Except to the extent otherwise required by law, UBS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Tax Considerations — Securities Treated as Investment Units Containing a Debt Instrument and a Put Option Contract” in the accompanying product supplement unless and until such time as some other treatment is more appropriate.

Section 1297. We will not attempt to ascertain whether any underlying asset issuer or any underlying asset constituent issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a Note. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

This discussion does not address the U.S. federal income tax consequences to you of holding or disposing of any shares of the underlying asset that you may receive in connection with your investment in the Notes. If your Notes are physically settled at maturity by delivery to you of the shares of the underlying asset, you may suffer adverse U.S. federal income tax consequences if you hold such underlying asset. You should carefully review the potential tax consequences that are set forth in the prospectus for the underlying asset. Further, you should consult your own tax advisors concerning the application of U.S. federal income tax laws to your beneficial ownership of any underlying asset received at maturity. Alternatively, it is possible that the receipt of shares at maturity is treated as a taxable settlement of the Notes followed by a purchase of the shares of the underlying asset pursuant to the original terms of the Notes. If the receipt of shares of the underlying asset is so treated, (i) you should recognize capital gain or loss equal to the fair market value of the shares received at such time plus the cash you receive in lieu of a fractional share, if any, and the amount you paid for your Note, (ii) you should take a basis in such shares in an amount equal to their fair market value at such time and (iii) your holding period in such shares would begin on the day after you beneficially receive such shares.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury are actively considering the appropriate tax treatment of holders of certain types of structured notes. Legislation has also been proposed in Congress that would require the holders of certain prepaid forward contracts to accrue income during the term of the transaction. It is not clear whether the Notice applies to instruments such as the Notes. Furthermore, it is not possible to determine what guidance or legislation will ultimately result, if any, and whether such guidance or legislation will affect the tax treatment of the Notes.

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Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the Notes, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. You should consult your tax advisor as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Notes if they do not hold their Notes in an account maintained by a financial institution and the aggregate value of their Notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Notes and fails to do so.

Non-U.S. Holders. If you are a non-U.S. holder, subject to the discussion below regarding Section 871(m) of the Code and “FATCA,” you should generally not be subject to U.S. withholding tax with respect to payments on your Notes or to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8). However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case such other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain from the taxable disposition of the Notes generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

If the Notes are physically settled by delivery to you of shares of the underlying asset, you may suffer adverse U.S. federal income tax consequences if you hold such shares of the underlying asset. You may be subject to U.S. withholding tax on U.S.-source dividends in respect of such underlying asset that you hold. Other adverse tax consequences are possible. You should carefully review the potential tax consequences to “non-U.S. holders” that are set forth in the prospectus for the underlying asset.

Section 897. We will not attempt to ascertain whether any underlying asset issuer or any underlying asset constituent issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Notes should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any underlying asset issuer, any underlying asset constituent issuer or the Notes were so treated, certain adverse U.S. federal income tax consequences could apply, including subjecting any gain to a non-U.S. holder in respect of the underlying asset or a Note upon the taxable disposition of the Note to the U.S. federal income tax on a net basis and the gross proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC or the Notes as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta one specified equity-linked instruments and are issued before January 1, 2021.

Unless otherwise specified in the relevant final terms supplement, we expect to be able to determine that the Notes are not “delta-one” with respect to the underlying asset or any U.S. underlying asset constituent and, if we do make that determination, we expect our counsel would be able to opine that the Notes should not be delta one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination as specified in the relevant final terms supplement will not be binding on the IRS, and the IRS may disagree with that determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the Notes. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after issuance, it is possible that your Notes could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying asset or your Notes, and following such occurrence your Notes could be treated as delta one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Notes under these rules if you enter, or have entered, into certain other transactions in respect of the underlying asset or the Notes. If you enter, or have entered, into other transactions in respect of the underlying asset or the Notes, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Notes in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Notes, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Notes.

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Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. -source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to report annually certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Notes through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was proposed in Congress that, if it had been enacted, would have required accrual of income on certain prepaid forward contracts prior to maturity.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the put option component of the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Notes.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Notes and any underlying asset received arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of the underlying asset issuer and the underlying asset constituent issuers, as applicable).

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Information about the Underlying Asset

All disclosures regarding the applicable underlying asset will be derived from publicly available information and will be provided in the relevant final terms supplement generated on the trade date. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

The underlying asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by underlying asset issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the applicable underlying asset issuer can be located by reference to its SEC file number which will be provided in the relevant final terms supplement. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

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Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Notes at the issue price to the public less the underwriting discount indicated on the cover of the final terms supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. UBS Securities LLC will agree to resell all of the Notes to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of the final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Notes and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Notes in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Notes in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Notes at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Notes immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Notes as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis after the trade date over a period specified in the section “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” in the relevant final terms supplement, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required to make a market for the Notes and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Fair value considerations” and “Key Risks —Limited or no secondary market and secondary market price considerations” in this prospectus supplement.

Prohibition of Sales to EEA Retail Investors — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

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Annex A

Form of Final Terms Supplement

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The information in this Prospectus Supplement is not complete and may be changed. We may not sell these Notes until the Prospectus, Product Supplement, Prospectus Supplement and Terms Supplement (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Notes, and we are not soliciting offers to buy these Notes, in any State where the offer or sale is not permitted.

SUBJECT TO COMPLETION FINAL TERMS SUPPLEMENT (To Prospectus dated October 31, 2018, Product Supplement dated October 31, 2018 and Prospectus Supplement dated November 1, 2018)

Final Terms Supplement

UBS AG Trigger Yield Optimization Notes

UBS AG $[•] Notes Linked to [common stock] [American depositary receipts] [shares] of [•] due [•]

Final Terms
Issuer	UBS AG, London Branch
Issue Price per Note	Equal to the initial price of the underlying asset.
Principal Amount per Note	Equal to the initial price of the underlying asset.
Term	Approximately [•] months
Underlying Asset	The [common stock] [American depositary receipts] [shares] of [•].
Coupon Payments

UBS AG will pay interest on the principal amount of the Notes on the coupon payment dates; provided that, if any coupon payment date would otherwise fall on a date which is not a business day, the relevant coupon payment date will be the first following day which is a business day unless that day falls in the next calendar month, in which case the relevant coupon payment date will be the first preceding day which is a business day. Each payment of interest due on a coupon payment date (including the maturity date) will include interest accrued from the last unadjusted coupon payment date to which interest has been paid or made available for payment (or the settlement date in the case of the first coupon payment date) to the relevant unadjusted coupon payment date.

UBS will compute interest on the Notes on the basis of a 360-day year of twelve 30-day months. If the maturity date is postponed beyond the originally scheduled maturity date because that day is not a trading day or due to the occurrence of a market disruption event on the final valuation date, interest will cease to accrue on the originally scheduled maturity date. The table below reflects the coupon rate of [•]% per annum. Amounts in the table below may have been rounded for ease of analysis.

Coupon Payment Date*	Coupon Payment (per Note)
[•]	[•]
[•]	[•]
[•]	[•]
* The record date for coupon payment will be one business day preceding the coupon payment date.
Coupon Rate	The Notes will bear interest at a rate of [•]% per annum.
Total Coupon Payable	[•]%
Payment at Maturity (per Note)

If the final price of the underlying asset is equal to or greater than the trigger price, UBS will pay you an amount in cash at maturity equal to your principal amount.

If the final price of the underlying asset is less than the trigger price, UBS will deliver to you one share of the underlying asset for each Note you own, subject to adjustments in the case of certain corporate events, as described in the accompanying product supplement. In this scenario, the share of the underlying asset that will be delivered to you is expected to be worth significantly less than the principal amount of your Note and may have no value at all. UBS will pay cash in lieu of delivering any fractional shares.

Initial Price	$[•], which is the closing price of the underlying asset on the trade date, as determined by the calculation agent.
Trigger Price	$[•], which is [•]% of the initial price of the underlying asset, as determined by the calculation agent and as may be adjusted in the case of certain corporate events, as described in the accompanying product supplement.
Final Price	The closing price of the underlying asset on the final valuation date, as determined by the calculation agent.
Trade Date	[•]
Settlement Date	[•]
Final Valuation Date	[•]
Maturity Date	[•]
CUSIP / ISIN / Valoren	[•] / [•] / [•]

Notice to investors: the Notes are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Notes at maturity, and the Notes may have the same downside market risk as the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Notes if you do not understand or are not comfortable with the significant risks involved in investing in the Notes.

You should carefully consider the risks described under “Key Risks” beginning on page A-4, under "Key Risks" on page 3 of the prospectus supplement and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement before purchasing any Notes. You may lose a significant portion or all of your initial investment in the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network.

The estimated initial value of the Notes as of the trade date is $[•] for Notes linked to the underlying asset. The estimated initial value of the Notes was determined on the date of this final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Fair value considerations” and “Key Risks —Limited or no secondary market and secondary market price considerations” on pages A-4 and A-5 of this final terms supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this final terms supplement, or the previously delivered prospectus supplement, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

See “Additional Information about UBS and the Notes” on page A-3. The Notes we are offering will have the terms set forth in the prospectus supplement dated November 1, 2018 relating to the Notes, the accompanying product supplement, the accompanying prospectus and this final terms supplement.

Offering of Notes	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Note	Total	Per Note	Total	Per Note
[•]	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]
UBS Financial Services Inc. Final Terms Supplement dated [•]	UBS Investment Bank

A-2

Additional Information About UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a prospectus supplement for the Notes) with the Securities and Exchange Commission, or SEC, for the offering for which this final terms supplement relates. Before you invest, you should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Prospectus Supplement dated November 1, 2018: [•]
♦	Market-Linked Securities product supplement dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000091412118002085/ub47016353-424b2.htm
♦	Prospectus dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Yield Optimization Notes” or the “Notes” refer to the Notes that are offered hereby. Also, references to “prospectus supplement” mean the UBS prospectus supplement dated November 1, 2018, references to the “accompanying product supplement” mean the UBS product supplement, dated October 31, 2018, and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants,” dated October 31, 2018.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

A-3

Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to the Notes are summarized here and are comparable to the corresponding risks discussed in the “Key Risks” section of the prospectus supplement, but we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

♦	Risk of loss at maturity — The Notes differ from ordinary debt securities in that UBS will not necessarily pay the principal amount of the Notes at maturity. UBS will only pay you the principal amount of your Notes in cash if the final price of the underlying asset is equal to or greater than the trigger price and only at maturity. If the final price of the underlying asset is less than the trigger price, UBS will deliver to you one share of the underlying asset at maturity for each Note that you own instead of the principal amount in cash. If you receive shares of the underlying asset at maturity, the value of the shares you receive is expected to be significantly less than the principal amount of the Notes or may have no value at all.
♦	The contingent repayment of your principal applies only at maturity — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current underlying asset price is equal to or greater than the trigger price.
♦	Your return on the Notes is limited to the coupons paid on the Notes — You will not participate in any appreciation of the underlying asset and your return on the Notes will be limited to the coupon payments. If the closing price of the underlying asset on the final valuation date is equal to or greater than the trigger price, UBS will pay you the principal amount of your Notes in cash at maturity and you will not participate in any appreciation in the price of the underlying asset even though you risked being subject to the decline in the price of the underlying asset. If the closing price of the underlying asset on the final valuation date is less than the trigger price, UBS will deliver to you shares of the underlying asset at maturity which will be worth less than the trigger price as of the final valuation date and are unlikely to be worth more than the principal amount as of the maturity date. Therefore, your return on the Notes as of the maturity date is expected to be limited to the coupons paid on the Notes and may be less than your return would be on a direct investment in the underlying asset.
♦	A higher coupon rate or lower trigger price may reflect greater expected volatility of the underlying asset, and greater expected volatility generally indicates an increased risk of loss at maturity — The economic terms for the Notes, including the coupon rate and trigger price, are based, in part, on the expected volatility of the underlying asset at the time the terms of the Notes are set. “Volatility” refers to the frequency and magnitude of changes in the price of the underlying asset. Greater expected volatility with respect to the underlying asset reflects a higher expectation as of the trade date that the final price could be less than its trigger price on the final valuation date and, as a consequence, indicates an increased risk of loss. All things being equal, this greater expected volatility will generally be reflected in a higher coupon rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities, and/or a lower trigger price than those terms on otherwise comparable securities. Therefore, a relatively higher coupon rate may indicate an increased risk of loss. Further, a relatively lower trigger price may not necessarily indicate that the Notes have a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of the underlying asset and the potential to lose a significant portion or all of your initial investment.
♦	Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.
♦	Market risk — The price of the underlying asset can rise or fall sharply due to factors specific to that underlying asset and (i) in the case of common stock or American depositary receipts, its issuer (the “underlying asset issuer”) or (ii) in the case of an ETF, the securities, futures contracts or physical commodities constituting the assets of that underlying asset. These factors include price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Notes, should make your own investigation into the underlying asset issuer and the underlying asset for your Notes. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.
♦	Fair value considerations.
o	The issue price you pay for the Notes exceeds their estimated initial value — The issue price you pay for the Notes exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we determined the estimated initial value of the Notes by reference to our internal pricing models and it is set forth in this final terms supplement. The pricing models used to determine the estimated initial value of the Notes incorporate certain variables, including the price, volatility and expected dividends on the underlying asset, prevailing interest rates, the term of the Notes and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates

A-4

will reduce the economic value of the Notes to you. Due to these factors, the estimated initial value of the Notes as of the trade date is less than the issue price you pay for the Notes.
o	The estimated initial value is a theoretical price; the actual price that you may be able to sell your Notes in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Notes at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Notes in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Notes determined by reference to our internal pricing models. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Notes as of the trade date — We may determine the economic terms of the Notes, as well as hedge our obligations, at least in part, prior to pricing the Notes on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Notes cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Notes as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Notes.
♦	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the Notes — The Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. If you are able to sell your Notes prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Notes will develop. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.
o	The price at which UBS Securities LLC and its affiliates may offer to buy the Notes in the secondary market (if any) may be greater than UBS’ valuation of the Notes at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Notes, UBS Securities LLC or its affiliates may offer to buy or sell such Notes at a price that exceeds (i) our valuation of the Notes at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Notes following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Notes, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Notes. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
o	Economic and market factors affecting the terms and market price of Notes prior to maturity — Because structured notes, including the Notes, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Notes at issuance and the market price of the Notes prior to maturity. These factors include the level of the underlying asset; the volatility of the underlying asset; any dividends paid on the underlying asset, if applicable; the time remaining to the maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS; the then current bid-ask spread for the Notes and the factors discussed under “— Potential conflict of interest” below. These and other factors are unpredictable and interrelated and may offset or magnify each other.
o	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Notes in any secondary market.

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♦	Owning the Notes is not the same as owning the underlying asset — The return on your Notes may not reflect the return you would realize if you actually owned the underlying asset. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying asset over the term of your Notes. Furthermore, the underlying asset may appreciate substantially during the term of your Notes and you will not participate in such appreciation.
♦	No assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the price of the underlying asset will rise or fall. There can be no assurance that the underlying asset price will not rise by more than the coupons paid on the Notes or will not close less than the trigger price on the final valuation date. The price of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying asset. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and the risk of losing a significant portion or all of your initial investment.
♦	The calculation agent can make adjustments that affect the payment to you at maturity — The calculation agent may adjust the amount payable at maturity by adjusting the trigger price, number of shares and/or the final price of the underlying asset that may be delivered for certain corporate events affecting the underlying asset. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying asset. If an event occurs that does not require the calculation agent to adjust the trigger price and the number of shares of the underlying asset that may be delivered, the market value of your Notes and the payment at maturity may be materially and adversely affected. In the case of common stock or American depositary receipts, following certain corporate events relating to the underlying asset issuer where the issuer is not the surviving entity, the amount of cash or stock you receive at maturity may be based on the common stock or American depositary receipts of a successor to the underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such corporate event. Additionally, if the underlying asset issuer becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates or (iii) an underlying asset is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on the common stock issued by another company. In the case of an ETF, following a delisting, suspension from trading or if an ETF is discontinued, the amount you receive at maturity may be based on a share of another ETF. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of, and any amounts payable on, the Notes. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement. Regardless of the occurrence of one or more dilution or reorganization events, you should note that at maturity UBS will pay you an amount in cash equal to your principal amount, unless the final price of the underlying asset is less than the trigger price (as such trigger price may be adjusted by the calculation agent upon occurrence of one or more such events). Regardless of any of the events discussed above, any payment or delivery on the Notes is subject to the creditworthiness of UBS.
♦	[Exchange rate risk — The Notes are linked to the American depositary receipts of a non-U.S. company. Because American depositary receipts are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the American depositary receipts. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Notes linked to American depositary receipts.
♦	[Risks associated with non-U.S. securities markets — The Notes are linked to the American depositary receipts of a non-U.S. company. Because non-U.S. equity securities underlying the American depositary receipts may be publicly traded in the applicable non-U.S. countries and are denominated in currencies other than U.S. dollars, investments in Notes linked to American depositary receipts involve particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the non-U.S. issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, international markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.]
♦	[There are important differences between the American depositary receipts and the ordinary shares of a non-U.S. company — The Notes are linked to the American depositary receipts of a non-U.S. company. There are important differences between the rights of holders of American depositary receipts and the rights of holders of the ordinary shares. The American depositary receipts are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. company and holders of the American depositary receipts, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary receipts. Any such differences between the rights of holders of the American depositary receipts and the

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rights of holders of the ordinary shares of the non-U.S. company may be significant and may materially and adversely affect the value of the American depositary receipts and, as a result, the value of, and any amounts payable on, your Notes.]
♦	[Risks associated with non-U.S. companies — The Notes are linked to the common stock of a non-U.S. company that is listed on a U.S. exchange. An investment in the Notes linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. company. The prices of such non-U.S. company’s common stock may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of, and any amounts payable on, the Notes.]
♦	[Risks associated with emerging market companies — The underlying asset issuer is a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Notes are susceptible, before making a decision to invest in the Notes.]
♦	[[The value of the underlying asset may not completely track the value of the securities, futures contracts or physical commodities in which such ETF invests — Although the trading characteristics and valuations of the underlying asset will usually mirror the characteristics and valuations of the securities, futures contracts or physical commodities in which such ETF invests, its value may not completely track the value of such securities, futures contracts or physical commodities. The value of the underlying asset will reflect transaction costs and fees that the securities, futures contracts or physical commodities in which that ETF invests do not have. In addition, although the underlying asset may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying asset or that there will be liquidity in the trading market.]]
♦	[[Fluctuation of NAV — The net asset value (the “NAV”) of an ETF may fluctuate with changes in the market value of such ETF’s securities, futures contracts or physical commodities holdings. The market prices of the underlying asset may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying asset may differ from its NAV per share; the underlying asset may trade at, above or below its NAV per share.]]
♦	[[Failure of the underlying asset to track the level of the target index — While the underlying asset is designed and intended to track the level of a specific index (a “target index”), various factors, including fees and other transaction costs, will prevent the underlying asset from correlating exactly with changes in the level of such target index. Accordingly, the performance of the underlying asset will not be equal to the performance of its target index during the term of the Notes.]]
♦	[There is no affiliation between the underlying asset issuer, or for Notes linked to ETFs, the issuers of the constituent stocks comprising the underlying asset (the “underlying asset constituent stock issuers”), and UBS, and UBS is not responsible for any disclosure by such issuer(s) — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or, if applicable, any underlying asset constituent stock issuers. However, we are not affiliated with the underlying asset issuer or any underlying asset constituent stock issuers and are not responsible for such issuer's public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should make your own investigation into the underlying asset issuer or, if applicable, each underlying asset constituent stock issuer. Neither the underlying asset issuer nor any underlying asset constituent stock issuer is involved in the Notes offered hereby in any way and has no obligation of any sort with respect to your Notes. Such issuer(s) have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of, and any amounts payable on, your Notes.]
♦	Potential UBS impact on the market price of the underlying asset — Trading or transactions by UBS or its affiliates in the underlying asset and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying asset may adversely affect the market price of the underlying asset and, therefore, the market value of, and any amounts payable on, your Notes.
♦	Potential conflict of interest – UBS and its affiliates may engage in business with the underlying asset issuer, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. The calculation agent, an affiliate of UBS, will determine whether the final price is less than the trigger price and accordingly the payment at maturity on your Notes. The calculation agent may also postpone the determination of the final price and the maturity date if a market disruption event occurs and is continuing on the final valuation date and may make adjustments to the number of shares, trigger price, final price and/or the underlying asset itself for certain corporate events affecting the underlying asset. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement. As UBS determines the economic terms of the Notes, including the coupon rate and trigger price, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the Notes represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

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♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates may publish research or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes, and which may be revised without notice. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may influence the value of the Notes.
♦	The Notes are not bank deposits — An investment in the Notes carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Notes have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
♦	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Notes and/or the ability of UBS to make payments thereunder — The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfil the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’s assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Notes) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’s debt and/or other obligations, including its obligations under the Notes, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Notes. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Notes) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Notes will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’s obligations under the Notes. Consequently, holders of Notes may lose all of some of their investment in the Notes. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Notes or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.
♦	Dealer incentives — UBS and its affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes which may serve as an incentive to sell these Notes instead of other investments. We will pay total underwriting compensation of [•]% per Note to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Notes in the secondary market.
♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should read carefully the section below entitled "What Are the Tax Consequences of the Notes?" and the section entitled "Material U.S. Federal Income Tax Consequences", including the section "— Securities Treated as Investment Units Containing a Debt Instrument and a Put Option Contract" in the accompanying product supplement and consult your tax advisor about your tax situation.

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Information About the Underlying Asset

All disclosures regarding the underlying asset are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

The underlying asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934, and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the underlying asset issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the applicable underlying asset issuer can be located by reference to its SEC file number which will be provided in the relevant final terms supplement. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

[•]

[•]

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

Historical Information

The following table sets forth the quarterly high and low closing prices for [•]’s [common stock] [American depositary receipts] [shares], based on daily closing prices on the primary exchange for [•]. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. [The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.] UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. [•]’s closing price on [•],[•] was $[•]. Past performance of the underlying asset is not indicative of the future performance of the underlying asset.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]*	[•]*	$•	$•	$•
*	As of the date of this final terms supplement, available information for the [•] calendar quarter of [•] includes data for the period from [•],[•] through [•],[•]. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the [•] calendar quarter of [•].

The graph below illustrates the performance of [•]’s [common stock] [American depositary receipts] [shares] for the period indicated, based on information from Bloomberg. The solid line represents the trigger price of $[•], which is equal to [•]% of the closing price on [•],[•]. Past performance of the underlying asset is not indicative of the future performance of the underlying asset.

[GRAPHIC]

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What are the Tax Consequences of the Notes?

The U.S. federal income tax consequences of your investment in the Notes are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in the prospectus supplement under “What are the Tax Consequences of the Notes?” and the accompanying product supplement under “Material U.S. Federal Income Tax Consequences — Securities Treated as Investment Units Containing a Debt Instrument and a Put Option Contract” and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Department (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Notes, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Notes, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize a Note for all tax purposes as an investment unit consisting of a non-contingent debt instrument and a put option contract in respect of the underlying asset. The terms of the Notes require (in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary) that you treat your Notes for U.S. federal income tax purposes as consisting of two components:

Debt component — [IF SD à FVD IS EXACTLY OR MORE THAN 1 CALENDAR YEAR PLUS 1 DAY, INSERT: We intend to treat the debt component as having a term greater than one year, so that the amounts treated as interest on the debt component would be includable in income by you in accordance with your regular method of accounting for interest for U.S. federal income purposes.] [IF SD à FVD IS LESS THAN 1 CALENDAR YEAR PLUS 1 DAY AND SD à MD IS MORE THAN 1 CALENDAR YEAR PLUS 1 DAY, INSERT: We intend to treat the debt component as having a term greater than one year, so that the amounts treated as interest on the debt component would be includable in income by you in accordance with your regular method of accounting for interest for U.S. federal income purposes If, however, the debt component were treated as having a term of one year or less, amounts treated as interest on the debt component would be subject to the general rules governing interest payments on short-term notes and would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers who elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Cash-basis taxpayers who do not elect to accrue interest currently would include interest in income upon receipt of such interest.] [IF SD à FVD IS LESS THAN 1 CALENDAR YEAR PLUS 1 DAY, INSERT: We intend to treat the debt component as having a term of one year or less, so that the amounts treated as interest on the debt component would be subject to the general rules governing interest payments on short-term notes and would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers who elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Cash-basis taxpayers who do not elect to accrue interest currently would include interest in income upon receipt of such interest.]

Put option component — The put option component would generally not be taxed until taxable disposition or maturity of the Notes. At maturity, the put option component would be taxed as a short-term capital gain if the principal amount is repaid in cash. If the final price of the underlying asset is less than the trigger price on the final valuation date, the put option will be exercised at maturity and the basis of any shares of the underlying asset you receive at maturity will be reduced by the cumulative payments on the put option component of the Notes.

With respect to coupon payments you receive, you agree to treat such payments as consisting of interest on the debt component and a payment with respect to the put option as follows:

Coupon Rate [IF RANGE INSERT: (to be determined on trade date)]	Interest on Debt Component	Put Option Component
[•]% [IF RANGE INSERT: to [•]%] per annum	[ ]% per annum	[ ]% per annum

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, based on certain factual representations received from us, it would be reasonable to treat the Notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Notes could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences — Securities Treated as Investment Units Containing a Debt Instrument and a Put Option Contract — Alternative Treatments” in the accompanying product supplement. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes.

This discussion does not address the U.S. federal income tax consequences to you of holding or disposing of any shares of the underlying asset that you may receive in connection with your investment in the Notes. If your Notes are physically settled at maturity by delivery to you of the shares of the underlying asset, you may suffer adverse U.S. federal income tax consequences if you hold such underlying asset. You should carefully review the potential tax consequences that are set forth in the prospectus for the underlying asset. Further, you should consult your own tax advisors concerning the application of U.S. federal income tax laws to your beneficial ownership of any underlying asset received at maturity. Alternatively, it is possible that the receipt of shares at maturity is treated as a taxable settlement of

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the Notes followed by a purchase of the shares of the underlying asset pursuant to the original terms of the Notes. If the receipt of shares of the underlying asset is so treated, (i) you should recognize capital gain or loss equal to the fair market value of the shares received at such time plus the cash you receive in lieu of a fractional share, if any, and the amount you paid for your Note, (ii) you should take a basis in such shares in an amount equal to their fair market value at such time and (iii) your holding period in such shares would begin on the day after you beneficially receive such shares.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury are actively considering the appropriate tax treatment of holders of certain types of structured notes. It is not clear whether the Notice applies to instruments such as the Notes. Furthermore, it is not possible to determine what guidance will ultimately result, if any, and whether such guidance will affect the tax treatment of the Notes.

Except to the extent otherwise required by law, UBS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences — Securities Treated as Investment Units Containing a Debt Instrument and a Put Option Contract” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the Notes, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. You should consult your tax advisor as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Notes if they do not hold their Notes in an account maintained by a financial institution and the aggregate value of their Notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Notes and fails to do so.

Non-U.S. Holders. If you are a non-U.S. holder, subject to the discussion below regarding Section 871(m) of the Code and “FATCA,” you should generally not be subject to U.S. withholding tax with respect to payments on your Notes or to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8). However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case such other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to [IF REIT AND PHYSICAL INSERT: Section 897 of the Code and] Section 871(m) of the Code, discussed below, gain from the taxable disposition or maturity of the Notes generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

If the Notes are physically settled by delivery to you of shares of the underlying asset, you may suffer adverse U.S. federal income tax consequences if you hold such shares of the underlying asset. You may be subject to U.S. withholding tax on U.S.-source dividends in respect of such underlying asset that you hold. Other adverse tax consequences are possible. You should carefully review the potential tax consequences to “non-U.S. holders” that are set forth in the prospectus for the underlying asset and consult your tax advisor regarding the potential U.S. federal income tax consequences of owning or disposing of the underlying asset.

[IF REIT INSERT: Section 897. We will not attempt to ascertain whether the underlying asset issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Notes should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If the underlying asset issuer or the Notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of the underlying asset or a Note upon the taxable disposition or maturity of the Note to the U.S. federal income tax on a net basis and the gross proceeds from such a taxable disposition to a potential 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the underlying asset issuer as a USRPHC or the Notes as USRPI.]

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta one specified equity-linked instruments and are issued before January 1, 2021.

Based on our determination that the Notes are not “delta-one” with respect to the underlying asset [IF ETF OR REIT INSERT: or any U.S. underlying constituent], our counsel is of the opinion that the Notes should not be delta one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the Notes. If withholding is required, we will not make payments of any additional amounts.

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Nevertheless, after issuance, it is possible that your Notes could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying asset [IF ETF OR REIT, INSERT:, the underlying constituents] or your Notes, and following such occurrence your Notes could be treated as delta one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Notes under these rules if you enter, or have entered, into certain other transactions in respect of the underlying asset [IF ETF OR REIT INSERT:, the underlying constituents] or the Notes. If you enter, or have entered, into other transactions in respect of the underlying asset [IF ETF OR REIT INSERT:, the underlying constituents] or the Notes, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Notes in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Notes, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Notes.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. -source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to report annually certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Notes through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required accrual of income on certain prepaid forward contracts prior to maturity.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the put option component of the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Notes.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Notes (including possible alternative treatments and the issues presented by Notice 2008-2) and any shares of the underlying asset received arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

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Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We have agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase, all of the Notes at the issue price to the public less the underwriting discount indicated on the cover of this final terms supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. UBS Securities LLC has agreed to resell all of the Notes to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of this final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Notes and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Notes in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Notes in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Notes at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Notes immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Notes as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than [•] months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Fair value considerations” and “Key Risks —Limited or no secondary market and secondary market price considerations” on pages A-4 and A-5 of this final terms supplement.

Prohibition of Sales to EEA Retail Investors — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

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Validity of the Notes

In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the Notes offered by this final terms supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Notes will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated October 29, 2018 filed on that date with the Securities and Exchange Commission as Exhibit 5.3 to the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Notes, authentication of the Notes and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated October 29, 2018 filed on that date with the Securities and Exchange Commission as Exhibit 5.4 to the Registration Statement.

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ANNEX B

UBS Equity Investor — Investment Guide

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UBS Equity Investor

Investor guide

Summary

UBS Equity Investor (EQI) is a proprietary structuring and trading system that allows select structured investments to be customized and traded on a same-day basis for as little as $100,000. While each investment built on EQI is issued by UBS AG, the structure, terms, and underlying asset can be selected on EQI from within defined parameters. The $100,000 minimum investment can be aggregated among multiple investors, so you can work with your Financial Advisor to create an offering based solely on your needs, or you can participate with other investors in other offerings created in EQI.

Because EQI investments are created and executed on a same day basis, it is important that you familiarize yourself with the features and risks of these investments before considering a specific offering.

In this guide you will learn about how EQI works. In the accompanying investment guide you will learn about some of the features and risks of one structure available on EQI. In the prospectus supplement, of which this investor guide is an annex, you will find a sample final terms supplement and links to the product supplement and the base prospectus (collectively, with the prospectus supplement, the base offering documents) for securities that can be created on EQI, which you should read and understand prior to investing. You will also find instructions to access additional information about the issuer of these securities, UBS AG.

How EQI works

EQI contains a selection of structures that each has a unique return profile. Within each structure, EQI provides the ability to choose certain parameters of the investment, including the underlying asset from a selection of stocks and exchange-traded funds, maturity date and any applicable call and / or coupon observation and payment dates. Lastly, EQI allows for one or more of the pricing terms (e.g. coupon, upside participation, maximum gain, degree of any downside risk mitigation) to be set. EQI will then solve for the final pricing variable that was not set.

Because the payment on a structured investment is economically similar to a combination of bonds and options, factors that impact the pricing of bonds and options also impact the terms and value of the securities. Factors that affect the pricing of a bond include time to maturity, market interest rates and issuer creditworthiness. Factors that affect the pricing of an option include the expected volatility of the underlying asset, expected dividends of the underlying asset, time to expiration, market interest rates and the performance of the underlying asset. You should be aware that more favorable pricing terms for a structured investment, such as a higher coupon rate or greater degree of risk mitigation, may be due to one of these pricing factors indicating more risk in the investment. This can be a greater potential risk of loss at maturity, greater risk of receiving no coupon, greater dividend give-up for the underlying asset, or a longer investment tenor. Lastly, costs and fees, including selling commissions paid to UBS Financial Services Inc. and structuring and hedging costs of UBS and its affiliates, also affect the terms and pricing of the securities.

When the parameters for a security are set in EQI, your financial advisor will e-mail you a preliminary terms supplement summarizing the key terms, conditions and risks for the security. The preliminary terms supplement should be read in conjunction with the base offering documents including this investor guide.

In the preliminary terms supplement, the variable that was solved for by EQI will be represented with an indicative range. This variable will be set at the time the trade is executed on the trade date based on market conditions at that time. The variable will be at the better end of the range for a limited amount of time after the preliminary terms supplement is sent. Otherwise, the range is valid until the issuer stops accepting orders for that offering, which is generally at 3pm, Eastern time. Additionally, the range in the preliminary terms supplement assumes a $100,000 total investment, which is the minimum size. However, you should be aware that the final pricing term will generally be positively impacted if the total investment amount, which can include multiple investors, exceeds the $100,000 minimum.

The deadline to place an order for an offering created on EQI is generally 3pm, Eastern time, on the same day the prospectus is delivered. This day will become the trade date for your security. If an order is not placed by the deadline, a new preliminary terms supplement with updated terms will need to be generated in order to place an order. Because EQI offerings are created and executed on the same day, you should carefully review the base offering documents and sample final terms supplement for the structure and be comfortable with the features and risks of the investment prior to considering your first transaction in the structure.

When deciding how much to invest in any individual security, consider your market exposure to the underlying asset and your overall credit exposure to UBS. Generally, you should not invest more in a security than you would be willing to invest directly in the underlying asset. You should also consider your credit exposure to UBS across your entire portfolio and whether an investment in the securities might cause you to be overly concentrated in UBS credit risk

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Trigger Yield Optimization Notes

Periodic coupon payments  |  Downside exposure subject to a trigger feature

Investment summary

Trigger Yield Optimization Notes provide the potential for enhanced income for investors who are comfortable accepting the downside market risk of the underlying asset.

Each note is linked to a selected underlying asset, such as a stock or an exchange-traded fund, and is issued for a price equal to the closing price of the underlying asset on the trade date. Investors will not participate in any appreciation of the underlying asset.

During the term of the notes, the issuer will pay a periodic coupon regardless of the performance of the underlying asset.

At maturity, the issuer will repay the full principal amount only if the closing price of the underlying asset on the final valuation date (the final price) is equal to or greater than the trigger price. However, if the final price is less than the trigger price, investors will have exposure to the downside market risk of the underlying asset. In that case, at maturity, the issuer will deliver either one share of the underlying asset per note (subject to adjustment following certain corporate actions) or its cash value (as specified in the applicable offering materials), resulting in a loss of principal equal to the negative underlying asset return. At maturity, the issuer will pay the final periodic coupon regardless of the performance of the underlying asset.

The costs and fees associated with Trigger Yield Optimization Notes include a sales commission paid to UBS Financial Services Inc. as well as hedging costs, issuance costs and projected profits to the issuer. Please see the applicable offering materials for actual costs and fees.

Example payment at maturity
(per $1,000 invested, assuming the notes are cash settled)

Final price	Payment at maturity	Total coupons paid	Note total return
…	…	…	...
$15.00	$1,000	$100	10.0%
$14.00	$1,000	$100	10.0%
$13.00	$1,000	$100	10.0%
$12.00	$1,000	$100	10.0%
$11.00	$1,000	$100	10.0%
$10.00	$1,000	$100	10.0%
$9.00	$1,000	$100	10.0%
$8.00	$1,000	$100	10.0%
$7.00	$700	$100	-20.0%
$6.00	$600	$100	-30.0%
$5.00	$500	$100	-40.0%
$4.00	$400	$100	-50.0%
…	…	…	…
$0.00	$0	$100	-90.0%

Example terms

Issuer	UBS AG London Branch
Underlying asset	The common stock of a selected company
Term	1 year
Coupon rate	10% per annum (payable monthly)
Initial price	$10.00
Trigger price	$7.50 (75% of the initial price)
Minimum investment	$1,000
Principal amount (per note)	$10.00 (equal to the closing price of the underlying asset on the trade date)

Example return diagram
(including coupons paid)

Examples are hypothetical and are not representative of the performance of any security. Please see the applicable offering materials for actual terms and conditions which will vary and should be considered carefully before investing.

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Selected risk considerations

Below, we summarize some of the key risks typically associated with investing in Trigger Yield Optimization Notes. Prior to investing in any note, please review the complete description of the risks that apply to that specific note in the applicable offering documents. In addition, you should familiarize yourself with the particular market risks and other risks associated with the specific underlying asset. Investing in the notes is not suitable for all investors.

Issuer credit risk

Trigger Yield Optimization Notes are unsubordinated unsecured debt instruments of the issuer. Any payment on a note, including any repayment of principal, is subject to the creditworthiness of the issuer. If the issuer is bankrupt or otherwise cannot pay its obligations when due, investors may lose their entire investment in the notes.

Additionally, it is possible for the notes, to be restructured, written down or converted to equity by regulatory authorities. For example, this could occur in a situation where the issuer is not in bankruptcy or has yet to default but the regulatory authority is trying to minimize the impact of the issuer failing on the broader economy and financial system. If any of these actions were to occur, investors could lose up to their entire investment.

Risk of loss

The notes are not traditional debt instruments and are not a substitute for traditional debt instruments. If the underlying asset closes below the trigger price on the final valuation date, investors will participate in the full negative underlying asset return and may lose up to their entire investment. In addition, underlying assets with higher expected volatility (meaning the expected frequency and magnitude of changes of the underlying asset's price) are generally associated with notes with a relatively higher coupon rate and/or a lower trigger price relative to otherwise comparable notes. Higher expected volatility indicates a greater expectation that the underlying asset will close below the trigger price on the final valuation date. Therefore, a relatively higher coupon rate than the yield payable on an issuer's conventional debt securities with a similar maturity or on otherwise comparable notes may indicate an increased risk of loss. Additionally, a relatively lower trigger price may not necessarily indicate that the notes have a greater likelihood of returning principal at maturity.

Potential returns are limited

Potential returns on the notes are limited to the coupons paid. Investors will not participate in any appreciation of the underlying asset even though they may be exposed to the full decline in the price of the underlying asset.

No direct ownership of the underlying asset

Owning a note does not provide an investor with the same benefits as directly owning the underlying asset (or any stocks included in the underlying asset). Investors in the notes will not receive any dividends paid with respect to the underlying asset (or any stocks included in the underlying asset) and will not have voting rights that direct owners may have. Corporate actions with respect to the underlying asset may result in different economic outcomes for direct owners than for note investors.

Market risk prior to maturity

Because the payment on the notes is economically similar to a combination of bonds and options, the value of the notes prior to maturity is expected to fluctuate based on a number of factors. Factors that can affect the pricing of a bond include time to maturity, market interest rates and issuer creditworthiness. Factors that can affect the pricing of an option include expected volatility of the underlying asset, expected dividends of the underlying asset, time to expiration, market interest rates and the underlying asset price relative to the option's strike price. Additionally, costs and fees, discussed below, also affect the value of the securities prior to maturity. Because of changes in these and other factors, the value of the notes prior to maturity may be substantially different than the payment expected at maturity even if the price of the underlying asset is above the trigger price. Investors must hold their notes until maturity to receive the stated payout from the issuer.

No guarantee of liquidity

The notes are not listed or actively traded investments. UBS Securities LLC and its affiliates may make a market for the securities, but they are not required to do so and may stop at any time. Furthermore, a secondary trading market for the notes may not develop and investors should be prepared to hold their notes to maturity. Investors who are able to sell their notes prior to maturity may receive a price that is at a substantial discount to their initial cost even if the price of the underlying asset is above the trigger price and may incur losses on their investment.

Fair value considerations

The issue price of the notes will exceed their initial estimated value due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. The issuer determines the initial estimated value by reference to its internal pricing models which use, among other variables, an internal funding rate which will reduce the economic value of the notes and may adversely affect any secondary market transactions.

Mergers and other corporate actions

The calculation agent is required to adjust the terms of the notes only for specified mergers and other corporate actions. If a corporate action occurs and the calculation agent makes no adjustment to the terms of the notes the value of the notes may be adversely affected.

Potential conflicts

The issuer and its affiliates may play a variety of roles in connection with the notes, including acting as calculation agent and hedging the issuer's obligations under the notes. In performing these duties, the economic interests of the calculation agent and other affiliates may be adverse to the interests of investors. Additionally, affiliates of the issuer will derive compensation from sales of the securities

Taxation

The tax treatment of the notes is complex. The offering documents contain a tax disclosure discussing the expected federal income tax consequences of investing in the notes. Significant aspects of the tax treatment of the notes may be uncertain. UBS Financial Services Inc. and its employees do not provide tax advice. Investors should consult their own tax advisor about their own tax situation before investing in any notes.

For additional information about UBS AG, the issuer of the securities, please visit the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. You can also find additional information at www.ubs.com/investors.

In the prospectus supplement, of which this investment guide is an annex (and which also includes a sample final terms supplement), you will find links to the product supplement and the base prospectus (collectively, the base offering documents) for the securities which you should read and understand prior to investing in any securities. To get back to the beginning of the prospectus supplement, click here. The other base offering documents are available on page ii of the prospectus supplement.

Your financial advisor can also send you physical copies of these documents free of charge.

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